UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 06, 2023

America Great Health

(Exact name of registrant as specified in charter)

Wyoming

(State or other jurisdiction of incorporation)

0-27873	98-0178621
(Commission File Number)	(IRS Employer Identification No.)

1609 W Valley Blvd., #338, Alhambra, CA	91803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (626) 576-1299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a material definitive agreement

On October 04, 2023, America Great Health (the “Company”) entered into a New Drugs Application and Joint Venture Agreement (the “Agreement”), with CIMC Automatic Control System Technology (Liaoning) Co., Ltd. (“CIMC”), in which both parties agree to establish a joint venture in Beijing, China aiming to develop and promote the Bio-active Protein Peptide supplements and Peptide medicinal in China (“New Venture”).

Upon execution of the Agreement, the Company shall contribute its technologies and marketing assistance, and owns 30% of total outstanding shares of the New Venture; CIMC shall contribute all required working capital and other resources, and owns 70% of total outstanding shares of the New Venture. The total registered capital of the New Venture shall be $10 million RMB. CIMC shall also be responsible for all required capital in the new drugs application and approval process which is approximately 200 million RMB. Both parties further agree that the New Venture shall distribute 10% of its net profit to the Company annually for R&D and product productions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

AMERICA GREAT HEALTH

Date: October 6, 2023
	By:	/s/ Mike Wang
	Name:	Mike Wang
	Title:	President